UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
[   ]       Preliminary Information Statement
[   ]       Confidential, for use of the Commission only
(as permitted by Rule 14c-5(d)(2))
[X]       Definitive Information Statement

SIERRA RESOURCE GROUP, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
[X]	Fee not required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

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SIERRA RESOURCE GROUP, INC.
9550 S. Eastern Avenue, Suite 253
Las Vegas, Nevada 89123

DEFINITIVE INFORMATION STATEMENT
February 1, 2012

Enclosed please find an Information Statement providing information to you regarding actions taken by our Board of Directors and by stockholders holding more than a majority of our voting power to authorize:

(1)	an amendment to our Articles of Incorporation increasing the shares of authorized common stock, par value $0.001 per share, from 460,000,000 to 1,500,000,000.

These actions were approved by our Board of Directors and by approximately 65.2% of the outstanding shares of our Company entitled to vote, constituting the majority voting power necessary to approve these actions on December 28, 2011.

Nevada law and our Bylaws permit holders of a majority of the voting power to take stockholder action by majority written consent in lieu of a meeting of stockholders.  Accordingly, we will not hold a meeting of our stockholders to consider or vote upon the foregoing actions as described in this Information Statement.

Your vote is not required to approve any of these actions, and the enclosed Information Statement is not a request for your vote or a proxy.  We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these corporate actions which are going to be implemented by the Company.  The accompanying Information Statement is furnished only to inform stockholders of the actions taken by written consent described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, which actions will be deemed ratified and effective at a date that is at least twenty (20) days after the date this Information Statement has been mailed or furnished to our stockholders.

This Information Statement is first being mailed on or about February 1, 2012 to all stockholders of record as of January 1, 2012 and we anticipate the effective date of the actions to be February 21, 2012, or as soon thereafter as practicable in accordance with applicable law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is for information purposes only.  Please read the accompanying Information Statement carefully.

By Order of the Board of Directors

Very truly yours,

SIERRA RESOURCE GROUP, INC.

By:/s/ J. ROD MARTIN
 Name: J. Rod Martin
Title: Chief Executive Officer

SIERRA RESOURCE GROUP, INC.
9550 S. Eastern Avenue, Suite 253
Las Vegas, Nevada 89123

DEFINITIVE INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

Approximate Date of Mailing: February 1, 2012

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission the (“SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Sierra Resource Group, Inc., a Nevada corporation (the  “Company”,  “we”, “us” or  “our”), as of January 1, 2012 (the “Record Date”), to notify the Stockholders of the following:

On December 28, 2011, pursuant to Section 78.315 of the Nevada Revised Statutes (the “NRS”) and our Board of Directors unanimously approved and the holders of a majority of the outstanding shares of our Company entitled to vote approved by written consent the following actions:

(1)
an amendment to our Articles of Incorporation (the “Articles Amendment”), increasing the shares of our authorized capital stock from 460,000,000, to 1,500,000,000 of which 1,480,000,000 shall be designated our Class A Common Stock, par value $0.001, 10,000,000 shall continue to be designated our Class B Common Stock, par value $0.001, and 10,000,000 shall continue to be designated preferred stock, par value $0.001 per share, (the “Preferred Stock”) of which 1,000,000 shares have been designated and issued as Series A Preferred Stock.

According to Sections 78.320 and 78.390 of the NRS, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to authorize the Articles Amendment.

The Board of Directors of the Company voted unanimously to implement the Articles Amendment because the Board of Directors believes that an increase to the number of authorized shares of the Company's common stock and the authorization of shares of preferred stock will allow the Company to raise the operating capital immediately required for the Company’s operations, both (i) to bring the Company into compliance with requirements for reserve stock set forth in its loan agreements with Asher Enterprises Inc. and (ii) so that the Company may continue its operations while seeking sufficient funding to re-open mining operations at the Chloride Copper Mine.

The Company is not expected to experience a material tax consequence as a result of these actions. Increasing the number of authorized shares of the Company's Common Stock may, however, subject the Company's existing shareholders to future dilution of their ownership and voting power in the Company.

A copy of the Certificate of Amendment to the Articles of Incorporation effecting the Articles Amendment, in substantially the form to be filed with the Secretary of State of the State of Nevada, is attached to this Information Statement as Exhibit A.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

VOTING INFORMATION

As of December 28, 2011 we had authorized 450,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 202,456,178 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock were issued and outstanding.   Each share of Common Stock has one vote and each share of Series A Preferred Stock has 350 votes.

As of December 28, 2011 and pursuant to Section 78.320 of the NRS, the Company received the written consent in lieu of a meeting of stockholders from the holders of 100,000,000 shares of our Series A Preferred Stock (the “Majority Stockholders”), which represents approximately 360,015,000 votes or 65.2% of the total votes outstanding, authorizing the Articles Amendment.  Accordingly, your vote is not required and is not being solicited in connection with the approval of these actions.

The written consent of the Majority Stockholders satisfies the stockholder approval requirement pursuant to the applicable sections of the NRS and our Company’s Bylaws for the actions described in this Information Statement. Pursuant to Rule 14c-2 under the Exchange Act, the actions will not be effective until a date at least 20 days after the date on which this Information Statement has been mailed to stockholders. We anticipate that these actions will be effected on or about the close of business on February 21, 2012.

ACTION NO. 1
AMENDMENT TO ARTICLES OF INCORPORATION
INCREASING AUTHORIZED COMMON STOCK
General

Our Board of Directors and the Majority Stockholders have approved the filing of an Amendment to our Articles of Incorporation to authorize an increase in our capital stock from 460,000,000 shares to 1,500,000,000 shares; of which 1,480,000,000 shares are designated our Class A Common Stock, 10,000,000 shares continue to be designated our Class B Common Stock and 10,000,000 shares continue to be designated our Preferred Stock.  The Articles Amendment does not change the par value of our Common Stock and or the terms of issuance of the Preferred Stock, which may be continue to be issued from time to time in one or more series by our Board of Directors.  Our Board of Directors will continue to be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock.

The form of the Articles Amendment that will be filed with the Secretary of State of the State of Nevada is attached hereto as Exhibit A and is anticipated to be filed on the Effective Date. Our Stockholders are urged to read the Articles Amendment carefully as it is the legal document that governs the amendment to our Articles of Incorporation.

Reasons for the Increase in Authorized Common Stock

The Company has entered into a series of agreements with Asher Enterprises Inc. (the “Asher Agreements”), to provide working capital for the Company’s operations while the Company raises a higher amount needed to re-open operations at the Chloride Copper Mine. These agreements were previously disclosed in the Company’s filings with the Securities and Exchange Commission on April 15, 2011, August 15, 2011and November 16, 2011. The Asher Agreements require, among other things, that the Company maintain a reserve of authorized but unissued Class A Common Stock (the “Reserve Shares”) in an amount 5-times the number of shares into which the outstanding debt of the Company to Asher Enterprises is convertible (the “Conversion Shares”). With the recent share price drop that the Company has experienced, the number of Conversion Shares has increased and the number of required Reserve Shares increased proportionately. As a result, the number of required Reserve Shares exceeded the number of authorized but unissued shares of the Company’s Class A Common Stock, and the Company became noncompliant with the contractual requirement. The increase in the number of authorized but unissued shares of Class A Common Stock will both (i) place the Company back into compliance with the contractual requirements and (ii) enable the Company to borrow further amounts from Asher Enterprises for short term working capital to keep the Company operating while efforts continue to raise sufficient funds to re-start mining operations at the Chloride Copper Mine.

Further, the increase in the number of authorized but unissued shares of Class A Common Stock would enable us, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.  Due to the current state of the U.S. and international capital markets, we anticipate that we will need to issue a significant number of shares of our Class A Common Stock or securities convertible into or exercisable for shares of Common Stock to raise financing to meet our working capital needs.  In addition, the authorization of additional shares of Common Stock will provide us with the flexibility from time to time in the future to seek additional capital through equity financings in a competitive environment and to use equity, rather than cash, to complete acquisitions.

Having such additional authorized shares of capital stock available for issuance in the future should give us greater flexibility.  The increase in the authorized number of shares of our Common Stock will permit our Board of Directors to issue additional shares of our Common Stock without further approval of our Stockholders and without the related expense and delay of a special stockholders’ meeting. Our Board of Directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.

In addition to financing purposes, while not the purpose, having additional shares authorized and available for issuance would allow us to issue shares of Common Stock that may make it more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or other means.  When, in the judgment of our Board of Directors, this action will be in the best interest of our Stockholders and our Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of our Company.  Such shares also could be privately placed with purchasers favorable to our Board of Directors in opposing such action.  The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts.  The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our Company should our Board of Directors consider the action of such entity or person not to be in the best interest of the Stockholders.  The issuance of new shares also could be used to entrench current management or deter an attempt to replace our Board of Directors by diluting the number or rights of shares held by individuals seeking to control our Company by obtaining a certain number of seats on our Board of Directors.

Principal Effects of the Increase in Authorized Common Stock

The Articles Amendment: (i) puts the Company into compliance with the contractual requirement to maintain a reserve of its authorized but unissued Class A Common Stock pursuant to the Company’s loan agreements with Asher Enterprises, (ii) enables the Company to borrow additional funds from Asher Enterprises as needed for short term working capital, and (iii) will increase the ability of our Board of Directors to issue shares without further action or vote by our Stockholders, including for potential capital-raising purposes and acquisitions of other businesses or assets. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of existing holders of our Common Stock. Such dilution may be substantial, depending upon the amount of shares issued.  It may also adversely affect the market price of our Common Stock.

Capitalization

Currently, we have been authorized to issue only up to a total of 440,000,000 shares of Class A Common Stock, which is being increased pursuant to the Articles Amendment. The par value of the Common Stock will remain unchanged at $0.001 per share. Based on the number of issued and outstanding shares of Class A Common Stock as of the Record Date, which is 202,456,178, a total of 102,165,418 shares of Class A Common Stock are authorized but unissued immediately prior to the amendment.   Upon effectiveness of the Articles Amendment we will continue to have 202,456,178 shares outstanding but will have 102,165,418 authorized but unissued shares of Class A Common Stock available for future issuance. Our Class A Common Stock will remain quoted on the OTC Bulletin Board after the effectiveness of the actions described herein.

Following the effectiveness of the Articles Amendment, our capitalization will change as follows:

Capitalization Prior to the Articles Amendment:
Common Stock:
Authorized for Issuance:	440,000,000
Outstanding:	202,456,178
Reserved for Issuance:	102,165,418
Authorized and Unreserved for Issuance:	135,378,404
Preferred Stock:
Authorized for Issuance:	10,000,000
Outstanding:	1,000,000
Reserved for Issuance:	0
Authorized and Unreserved for Issuance:	9,000,000
Capitalization Immediately Following the Articles Amendment:
Common Stock:
Authorized for Issuance:	1,480,000,000
Outstanding:	202,456,178
Reserved for Issuance:	102,165,418
Authorized and Unreserved for Issuance:	1,175,378,404
Preferred Stock:
Authorized for Issuance:	10,000,000
Outstanding:	1,000,000
Reserved for Issuance:	0
Authorized and Unreserved for Issuance:	9,000,000

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock.

As of the Record Date, we had 202,456,178 shares of Class A Common Stock and no shares of Class B Common Stock outstanding.  Of these shares 202,456,178 are freely tradable, except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, are able to be sold only in compliance with the limitations described below.

The remainder of the outstanding shares of our Class A Common Stock as of the Record Date is deemed restricted securities as defined in SEC Rule 144 promulgated under the Securities Act. The remaining 10,000,000 shares of our Class B Common Stock are unissued and are also deemed restricted securities as defined in SEC Rule 144 promulgated under the Securities Act. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144.

In brief, Rule 144 allows a person who is an affiliate (including directors, officers and beneficial owners of 10% or more of our outstanding shares) and who has held restricted securities for six months may, under certain conditions, to sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a nonaffiliated shareholder after the owner has held the restricted securities for a period of six months; provided that the company is a current, reporting company under the Exchange Act.

We cannot predict the effect, if any, that market sales of shares of our Class A Common Stock or the availability of additional shares of our Class A Common Stock for sale will have on the market prices of our Class A Common Stock from time to time. Nevertheless, sales of substantial amounts of our Class A Common Stock, including shares which become eligible for resale as a result of Rule 144, of the Securities Act, or the perception that those sales could occur, in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Preferred Stock
As of the Record Date, we had 1,000,000 shares of Series A Preferred Stock issued and outstanding.  Of these shares, none are freely tradable or convertible into the Company’s Common Stock, except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, are able to be sold only in compliance with securities regulations.

Our remaining shares of Preferred Stock may be issued from time to time in one or more additional series.  Our Board of Directors is expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series.  The authority of our Board of Directors with respect to each series of Preferred Stock include, but are not limited to, determining the following:

a)	the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

b)	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

c)
the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

d)	whether the shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

e)
the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

f)
whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

g)
whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

h)
the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

i)
the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.  All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

Anti-Takeover Effects

The Amendment will provide us with additional shares of Class A Common Stock that (i), and (iii) would permit us to issue additional shares of capital stock, which could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company.  The increase in the authorized number of shares of our Class A Common Stock is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of the Company.  The purpose of the increase in the number of authorized shares of our Class A Common Stock is to provide us with additional shares of Class A Common Stock to put the Company into compliance with the contractual requirement to maintain a reserve of its authorized but unissued Class A Common Stock pursuant to the Company’s loan agreements with Asher Enterprises and to enable us to borrow additional funds from Asher Enterprises as needed for short term working capital. The purpose is not to provide any anti-takeover defense or mechanism on behalf of the Company.  We presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of Class A Common Stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the increase in the number of authorized shares of our Class A Common Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.  While it is possible that management could use the additional authorized shares of Class A Common Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the additional unissued authorized shares of our Class A Common Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the increase in authorized shares of our Class A Common Stock may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Effective Date

Pursuant to Rule 14c-2 under the Exchange Act, the Articles Amendment increasing the Authorized Common Stock will not be effective until at least twenty (20) days after the date on which this Information Statement is filed with the Securities and Exchange Commission and a copy hereof has been mailed to the Company’s stockholders as of the Record Date.  The Company anticipates that this Information Statement will be mailed to our stockholders as of the Record Date on or about February 1, 2012.  Therefore, the Company anticipates that the increase in our Authorized Common Stock will be effective, and the Amended Articles of Incorporation will be filed with the Secretary of State for the State of Nevada, on or about February 21, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date by (i) each person (or group of affiliated persons) who is known by the Company to own more than five percent (5%) of the outstanding shares of Common Stock, (ii) each of the Company’s directors and executive officers, and (iii) all of the Company’s directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or convertible or which become exercisable or convertible within 60 days after the date indicated in the table are deemed beneficially owned by the holders thereof.  Subject to any applicable community property laws, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of all Common Stock Outstanding(2)
Security Ownership of Management:
J. Rod Martin – Chief Executive Officer	9,386,302	4.2%
Timothy Benjamin – Chairman of the Board	4,576,000	2.1%
Ricardo Cordon – Board Member	4,210,000	1.9%
Michel Rowland – Board Member	300,000	*
Brad Hacker – Chief Financial Officer	100,000	*

———————
* Less than 1%

(1)	Unless otherwise noted, the principal address of each of the directors and officers listed above is c/o Sierra Resource Group, Inc., 9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123.

(2)	Based on 202,456,178 shares of Common Stock issued and outstanding as of the Record Date, January 1, 2012.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 2011, the commencement of our prior fiscal year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter acted on as described herein (other than elections or appointments to office):

1.           any director or officer of the Company;
2.           any proposed nominee for election as a director of the Company; and
3.           any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed above in the section entitled “Securities Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”  To our knowledge, no Director has advised that he intends to oppose any action described herein.

APPRAISAL RIGHTS

Under the NRS, our Stockholders are not entitled to dissenters’ rights with respect to the Articles Amendment, the Bylaws Amendment or the appointment of Directors, and the Company will not independently provide the Stockholders with any such rights. Holders of our common stock are entitled to notice of the actions taken by consent of the stockholders, which notice is provided by this Information Statement.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Certain stockholders who share an address are being delivered only one copy of this Information Statement unless the Company or one of its mailing agents has received contrary instructions. Upon the written or oral request of a stockholder at a shared address to which a single copy of this Information Statement was delivered, the Company will promptly deliver a separate copy of this Information Statement to such stockholder. Written requests should be made to Sierra Resource Group, Inc., Attention: Investor Relations, 9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123. In addition, if such stockholder wishes to receive separate annual reports, proxy statements or information statements in the future, such stockholder should notify the Company either in writing addressed to the foregoing address. Stockholders sharing an address who are receiving multiple copies of this Information Statement may request delivery of a single annual report, proxy statement or information statement in the future by directing such request in writing to the address above.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

Dated: February 1, 2012

By Order of the Board of Directors

/s/ J. ROD MARTIN J. Rod Martin Chief Executive Officer

EXHIBITS TO INFORMATION STATEMENT

Exhibit	Description

A	Certificate of Amendment to the Articles of Incorporation of Sierra Resource Group, Inc.

EXHIBIT A

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.           Name of corporation:  SIERRA RESOURCE GROUP, INC.

2.           The articles have been amended as follows:

Article FOURTH of the Articles of Incorporation shall be amended to read in full as follows:

“FOURTH.  The total number of shares of stock which the Corporation shall have authority to issue is One Billion Five Hundred Million (1,500,000,000) of which One Billion Four Hundred Ninety Million (1,490,000,000) shares shall be designated common stock, par value $0.001 per share and Ten Million (10,000,000) shares shall be designated preferred stock, par value $0.001 per share.

(a)           Common Stock. The common stock of this Corporation shall be divided into two classes, shares being known as Class A common stock and shares being known as Class B common stock. Of the One Billion Four Hundred Ninety Million (1,490,000,000) shares of common stock of the Corporation, One Billion Four Hundred Eighty Million (1,480,000,000) shares shall be designated Class A common stock and Ten Million (10,000,000) shares shall be designated Class B common stock.

With respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, except as the right to exercise such vote may be limited by the provisions of this Certificate of Amendment or of any class or series of Preferred Stock established hereunder, the holders of the outstanding shares of the Class A common stock and the holders of any outstanding shares of the Class B common stock shall vote together without regard to class, and every holder of the outstanding shares of the Class A common stock shall be entitled on that matter to cast one (1) vote in person or by proxy for each share of the common stock standing in his or her name, and every holder of any outstanding shares of the Class B common stock shall be entitled on that matter to cast two (2) votes in person or by proxy for each share of the Class B common stock standing in his or her name.

The holders of common stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for.  In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the common stock according to their respective shares.

(b)           Preferred Stock. The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series.  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

1.           the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

2.           whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

3.           the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

4.           whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

5.           the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

6.           whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

7.           whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

8.           the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

9.           the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

10.           any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.  All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.”

3.The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:   360,015,000

4.     Effective date of filing: (optional)

5. Signature: (required)

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Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.